Exhibit 23.4

Consent of Independent Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated March 31, 2015 with respect to the financial statements of Reunion Bank of Florida as of December 31, 2014 and 2013 and for the years ended December 31, 2014 and 2013 and to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Saltmarsh, Cleaveland & Gund

Saltmarsh, Cleaveland & Gund

Orlando, Florida

September 14, 2015